Loan Agreement

THIS LOAN AGREEMENT, dated as of January 28, 2002, by and between Neutron Enterprises, Inc., a corporation organized and existing under the laws of the State of Nevada, and Jason Baybutt, an individual ("Lender").

W I T N E S S E T H :

WHEREAS, the Borrower desires to borrow up to fifty thousand dollars ($50,000) from the Lender in order to pay certain amounts for equipment due; and

WHEREAS, the Lender desires to loan up to fifty thousand dollars ($50,000) to the Borrower upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. The Loan. Subject to the terms and conditions hereof, the Lender agrees to loan to the Borrower the principal sum of up to fifty thousand dollars ($50,000) (the "Loan") which principal sum, together with interest and premium if any accrued thereon as herein provided, shall be due and payable in a single installment on or before December 31, 2002.

2. The Note. The Loan shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A attached hereto and made a part hereof (the "Note").

3. Interest. Interest on the Note shall accrue at a rate per annum equal to six percent (6%) per annum, provided that upon the occurrence of an Event of Default, including without limitation the failure of the Borrower to pay any amount of principal or interest as and when due and payable hereunder or under the Note, such amount shall thereafter bear interest at a rate per annum equal to eight percent (8%) per annum, payable upon demand until such overdue principal and interest are paid in full (both before and after judgment).

4. Prepayments. The Borrower may, at its option, at any time prepay the Note in whole, without penalty, together with accrued interest (including overdue interest) to the date of prepayment, upon at least five days' prior written notice to the Lender, specifying the date of prepayment. Such notice shall be irrevocable and the payment amount specified in such notice shall be due and payable on the date specified.

5. Payments. All payments (including prepayments) by the Borrower shall be made without setoff or counterclaim to the Lender at the address of the Lender as provided to the Borrower, or such other location which may from time to time be designated in writing by the Lender, in lawful money of the United States of America, by wire transfer of immediately available funds on the due date thereof.

6. Use of Proceeds. The proceeds of the Loan shall be used to develop the business of the Borrower, including its web address and contents thereof. No portion of the proceeds of the Loan shall be used by the Borrower in any manner which might cause the Loan or the application of its proceeds to violate Regulation G, Regulation U, Regulation T, or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation promulgated by such Board of governors or to violate the Securities Exchange Act of 1934, as amended.

7. Conditions Precedent. The obligation of the Lender to make the Loan shall be subject to the fulfillment prior to or contemporaneously with the making of such Loan of the following conditions precedent: (a) each of this Loan Agreement and the Note (collectively, the "Loan Documents") shall have been executed and delivered by the respective parties thereto; and (b) all proceedings and all other documents and legal matters in connection with the transactions contemplated by this Loan Agreement and the other Loan Documents shall be satisfactory in form and substance to the Lender and its counsel.

8. Events of Default. Upon the occurrence and during the continuance of any of the following events:

(a) the Borrower shall fail to pay the principal of or interest on the Note, or any other amount payable hereunder, when due, whether by acceleration, by nature of prepayment or otherwise; or

(b) an Event of Default under any of the Loan Documents shall have occurred and be continuing;

then, and in any such event, automatically the Loan shall immediately terminate and the Loan with accrued interest thereon and all other amounts owing under this Loan Agreement and the other Loan Documents shall immediately become due and payable.

9. Amendments and Waivers. No amendments to this Loan Agreement or any other loan Document shall be effective without a written agreement signed by authorized officers of both the Lender and the Borrower. No waiver of any provision of this Loan Agreement or any other Loan Document shall be effective without a written waiver signed by an authorized officer of the party making such waiver.

10. Notices. Except as otherwise provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be transmitted in writing by hand delivery, by first class certified or registered mail, or by overnight courier service, addressed to the Lender or the Borrower, as the case may be, at the address for such person set forth in the first paragraph of this Loan Agreement or at such other address as may be subsequently submitted by written notice of either party. Notice given pursuant to this paragraph 10 shall be deemed effective upon receipt.

11. No Waiver; Remedies Cumulative. No failure to exercise and no delay in exercising on the part of the Lender any right, remedy, power or privilege under this Loan Agreement or the other Loan Documents, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Loan Agreement or any other Loan Document preclude any other or further exercise thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Loan Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and shall be in addition to all other remedies of Lender existing at law or in equity and not exclusive of any other rights, remedies, powers and privileges provided by law or in equity or in this Loan Agreement or the other Loan Documents.

12. Survival. All representations and warranties made under this Loan Agreement and the other Loan Documents and in any document, instrument or certificate delivered pursuant thereto or in connection therewith shall survive the execution and delivery of this Loan Agreement and the other Loan Documents.

13. Payment of Expenses and Taxes. The Borrower agrees to promptly pay or reimburse the Lender for all its costs and expenses incurred in connection with this Loan Agreement or the other Loan Documents or in collecting any payments due under this Loan Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of counsel and costs of settlement to the Lender, any recording or filing fees and any and all liabilities with respect to stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the transactions contemplated hereby.

14. Successors and Assigns. This Loan Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns.

15. Counterparts. This Loan Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

16. Governing Law. This Loan Agreement and the other Loan Documents shall be governed by, and construed and interpreted in accordance with, the laws of the State of Nevada.

17. Miscellaneous. Section or paragraph headings in this Loan Agreement are for convenience of reference only and do not affect the rights or obligations of any party hereto. In the event that any one or more of the provisions contained in this Loan Agreement or any other Loan Document shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions in this Loan Agreement or such other Loan Document. This Loan Agreement together with the exhibits hereto, and those portions of the Loan Documents incorporated by reference herein, embody the entire agreement and understanding between the parties hereto and supersede all other agreements and understandings relating to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

NEUTRON ENTERPRISES, INC.

By: Nanuk Warman

Its: President

Signature: /s/ Nanuk Warman

Name of Lender: Jason Baybutt

Signature: /s/ Jason Baybutt